EXHIBIT 99.1

FOR IMMEDIATE RELEASE

San Bernardino Renewable BioFuels Project Construction Begins;

FuelCell Energy to Assist San Bernardino with Reducing the Use of Its Flare

•	FuelCell Energy’s Power Platform Will Create a Cleaner Energy Profile for the City of San Bernardino
•	Renewable Power Produced by the Fuel Cell will Contribute to California’s Decarbonization Objectives
•	Proprietary FuelCell Technology Drives Reduction in Particulates, NOx and SOx
•	Following the Commercial Operation Date, FuelCell Energy Will Provide Low-Carbon Power Under a 20 Year Power Purchase Agreement To Supply San Bernardino Municipal Water Department
•	Construction Financing Provided By Existing Orion Energy Partners Credit Agreement
•	FuelCell Energy’s SureSource 1500 is the Only Fuel Cell Power Platform Certified by CARB for Operation on Biogas under the CARB 2013 Distributed Generation Emission Standards

DANBURY, CT – May 4, 2020 -- FuelCell Energy, Inc.  (Nasdaq: FCEL) -- a global leader in fuel cell technology--with a purpose of utilizing its proprietary, state-of-the-art fuel cell platforms to enable a world empowered by clean energy--announced the commencement of site construction for its 1.4 megawatt SureSource 1500™ biofuels fuel cell project with the City of San Bernardino Municipal Water Department (SBMWD) in California. The project is expected to become commercially operational in December 2020.

Key highlights include:

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The SureSource 1500™ power plant will operate on the City’s anaerobic digester gas (ADG), which will be treated by the proprietary SureSource TreatmentTM system, cleanly producing electricity and thermal energy to support the operation of the SBMWD water reclamation plant.

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The SureSource TreatmentTM system is a proprietary clean up technology optimized by FuelCell Energy’s extensive experience with on-site biogas treatment. This system allows FuelCell Energy to clean up biofuel and use it on site without injection into the common carrier gas pipeline. Gas treatment requirements are reduced compared to pipeline injection because of the ability of SureSource fuel cell systems to utilize low-Btu biogas.

•	Following the commercial operation date, the SBMWD will purchase the clean electricity produced through a 20-year Power Purchase Agreement (PPA).

•	FuelCell Energy’s SureSource power platform will use methane–rich biogas that would otherwise be flared, wasting energy and producing emissions, to produce clean, renewable, carbon neutral power.

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Servicing a population of approximately 200,000 residents, the SBMWD delivers more than 15.5 billion gallons of water per year, and provides wastewater collection and treatment at the water reclamation plant.

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Pursuant to FuelCell Energy’s existing $200 million credit agreement with Orion Energy Partners, Orion Energy Partners has agreed that up to $3.5 million previously advanced by Orion Energy Partners and currently in a FuelCell Energy restricted account may be applied to reimburse the Company for construction costs for the project incurred to date and for future project construction costs.

“A few months ago, FuelCell Energy committed to executing on the build-out of our PPA backlog. That is exactly what we are doing. We are excited to enter the construction phase of our 1.4 megawatt project with the city of San Bernardino Municipal Water Department. The San Bernardino SureSource platform will utilize our utility-scale fuel cell power and heat platform, coupled with our proprietary engineered biogas treatment system," commented Jason Few, President and Chief Executive Officer, FuelCell Energy. “The continuous power profile of our platforms makes them an excellent fit with wastewater treatment plants. Specifically, our fuel cell can operate at peak efficiency utilizing the on-site anaerobic digester gas while providing important thermal heat that enhances the treatment process. Perhaps most importantly, our platform will enable the reduction in usage of another flare.”

Miguel Guerrero, General Manager of the San Bernardino Municipal Water Department commented, “The FuelCell Energy fuel cell plant will produce renewable energy for the Water Department by using the biogas generated at the Water Reclamation Plant. Especially important to our city is the reduction of the flaring of the waste water treatment biogas, which is also a key element in the Department’s compliance plans with the South Coast Air Quality Management District.”

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, disease outbreaks and pandemics such as the novel coronavirus (“COVID-19”), rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, and the current implications of Covid-19, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by applicable law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally responsible distributed baseload power solutions through our proprietary molten-carbonate fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive services for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the- art fuel cell power plants to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, hydrogen, microgrid applications, and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. We provide solutions for various  applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, Renewable Biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid. Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy 203.205.2491 ir@fce.com Source: FuelCell Energy

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